EXHIBIT 99.1
Windrose Medical Properties Trust Announces
Special Meeting of Shareholders
Indianapolis, October 31, 2006 — Windrose Medical Properties Trust (NYSE: WRS) announced today that it has established a record date and special meeting date for the holders of its common shares to consider and vote upon the proposal to approve the previously announced merger providing for the merger of Windrose with and into a wholly-owned subsidiary of Health Care REIT, Inc.
The special meeting will be held on Thursday, December 14, 2006 at 3:00 p.m., local time, at the Holiday Inn located at 3850 DePauw Boulevard, Indianapolis, Indiana 46268. The record date for determining the holders of Windrose’s common shares entitled to notice of the special meeting and to vote on the merger proposal will be the close of business on Wednesday, November 8, 2006. The record date for determining the holders of Windrose’s 7.5% Series A cumulative convertible preferred shares entitled to notice of the special meeting also will be the close of business on Wednesday, November 8, 2006. Holders of Windrose’s 7.5% Series A cumulative convertible preferred shares are not entitled to vote on the merger proposal. Completion of the merger remains subject to the affirmative vote of the holders of at least a majority of Windrose’s outstanding common shares on the record date and other customary closing conditions.
About Windrose
Windrose is a self-managed real estate investment trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, ambulatory surgery centers, outpatient treatment diagnostic facilities, physician group practice clinics, specialty hospitals and treatment centers.
Additional Information and Where to Find It
In connection with this proposed transaction, Health Care REIT has filed with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (Registration No. 333-138006), which contains a preliminary proxy statement/prospectus. Investors are urged to carefully read the preliminary proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information. Investors can obtain the registration statement, including the preliminary proxy statement/prospectus, and all other relevant documents filed by Health Care REIT or Windrose with the SEC free of charge at the SEC’s Web site www.sec.gov or, with respect to documents filed by Health Care REIT, from Health Care REIT Investor Relations at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475, 419-247-2800 and, with respect to documents filed by Windrose, from Windrose Investor Relations at 3502 Woodview Trace, Suite 210, Indianapolis, Indiana, 46268, 317-860-8875.
Participants in the Solicitation
The respective directors, trustees, executive officers and other members of management and employees of Health Care REIT and Windrose may be deemed to be participants in the solicitation of proxies from the shareholders of Windrose in favor of the transactions. Information about Health Care REIT and its directors and executive officers, and their ownership of Health Care REIT securities, is set forth in the proxy statement for Health Care REIT’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2006. Information about Windrose and its trustees and executive officers, and their ownership of Windrose securities, is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders of Windrose, which was filed with the SEC on April 10, 2006. Additional information regarding the interests of those persons may be obtained by reading the preliminary proxy statement/prospectus.

Windrose Medical Properties Trust Announces
Special Meeting of Shareholders
October 31, 2006	Page 2
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe, among other things, the beliefs, expectations and plans of Health Care REIT, Windrose and the combined entity that are not based on historical facts. These forward-looking statements concern and are based upon, among other things, the prospective merger of Health Care REIT and Windrose. Forward-looking statements include any statement that includes words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Expected results may not be achieved, and actual results may differ materially from expectations. This may be caused by various factors, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of third party approvals without unexpected delays or conditions; the failure to complete the merger for any other reason; other factors affecting the completion of the transaction and subsequent performance; unanticipated developments relating to previously disclosed legal proceedings, other legal proceedings that may be instituted against Health Care REIT and Windrose relating to the merger, or similar matters; changes in economic or general business conditions; issues facing the health care industry; and other risks and uncertainties described from time to time in Health Care REIT’s and Windrose’s public filings with the SEC. Neither Health Care REIT nor Windrose assume any obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.